TCBI Q3 2018 Earnings October 17, 2018

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

Opening Remarks & Financial Highlights

Balanced Growth

- Modest traditional LHI growth linked quarter; up 12% from Q3-2017
- Continued seasonally strong mortgage finance average balances
- Expected increase in total deposits concentrated in interest-bearing

Core Earnings Power

- 3% growth in net revenue from Q2-2018; 15% from Q3-2017
- Operating leverage improvement evidenced in YTD comparison
- ROE of 14.68% for Q3-2018, up from Q2-2018 as a result of more normalized loan loss provision

Credit Quality

- NCOs of $2.0 million for Q3-2018, none related to energy
- Overall asset quality continues to be good
- Q3-2018 total credit costs $11.0 million ($13.0 million provision, net $2.0 million reversal of OREO valuation allowance) compared to $27.0 million in Q2-2018

Operating Results

Net Income	EPS	ROE	Total LHI	Total Deposits
$85.6 million	$1.65	14.68%	$22.0 billion	$20.4 billion

3
TEXAS CAPITAL BANCSHARES, INC.

Net Interest Income & Margin Earning Asset & Margin Trends Quarterly Change NII ($MM) NIM (%) 4.40% $231.7 Q2 2018 3.93% $25.0 $2.0 .4 Increase in LHI yields .01 $3.2 $1.7 .4 Increase in LHS yields .01 $2.7 $2.6 $23.1 4.20% $22.1 (1.6) Mix shift from LHI to MF (.03) $20.0 $21.1 $20.1 $20.5 (3.2) Decrease in MF loan yields (.05) 4.00% 3.93% (.1) Increase in liquidity (.03) (8.6) Increase in funding costs (.14) $15.0 3.71% 3.80% 2.5 Impact of increase in day count - Increase in MF & LHI loan 10.8 - 3.70% balances 3.59% Portfolio Balances Balances ($B) Portfolio 3.47% 3.60% (.1) Other - $10.0 $232.2 Q3 2018 3.70% 3.40% NIM Highlights • LIBOR slower to move prior to September Fed funds $5.0 increase as compared to June and March increases; 3.20% negative impact on NIM in Q3-2018 • Loan fees on traditional LHI yields more normalized in Q3-2018 from strong Q2-2018; 9 bps decline from Q2- $- 3.00% 2018 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 • Rate of increase in total funding costs grew 1 bp from Loans Other Earning Assets NIM Q2-2018; increase of 17 bps during Q3-2018 compared to 16 bps during Q2-2018 • Earning asset mix shift negatively impacting NIM in Q3- 2018 4

Loan Growth Average Balance Trends ($B) Total Loan Composition ($23.7Billion at 9/30/18) $24.0 7.00% $22.0 6.80% Business Assets 29% $6.4 $6.9 6.60% $20.0 $6.2 $5.3 $5.9 6.40% Energy $18.0 5% 6.20% $16.0 6.00% $16.3 Highly Liquid $15.9 Unsecured $14.0 $15.0 $15.4 5.80% Assets $14.4 4% 1% $12.0 5.47% 5.48% 5.60% Owner Occupied $10.0 5.40% R/E 5.14% 5% 5.20% PortfolioBalances ($B) $8.0 4.92% 4.89% 5.00% Residential R/E $6.0 Mkt. Risk 4.80% 5% $4.0 4.60% Total Mortgage $2.0 4.40% Finance 30% $- 4.20% Comml R/E Mkt. Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Risk 15% Other Assets LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield 6% Growth Highlights • Broad-based growth in average traditional LHI – Growth of $448.3 million (3%) from Q2-2018 and $1.9 billion (13%) from Q3-2017 • Moderate growth in traditional LHI at end of the quarter; period-end balance $237.9 million higher than Q3-2018 average balance • Increase in average total MFL balances of $513.8 million from Q2-2018, continued seasonal strength • Average total MFLs represent 30% of average total loans at Q3-2018 compared to 29% in Q2-2018 and 30% based on period-end balances at Q3-2018 5

Deposit Growth Average Balance Trends ($B) Funding Costs 1.20% $22.0 1.07% $20.0 $7.9 $9.1 1.00% $8.1 $8.0 0.90% $18.0 $8.8 0.99% $16.0 0.80% 0.74% $14.0 0.81% 0.62% $12.0 0.60% 0.56% $12.9 0.66% $11.7 $10.0 $11.4 $11.3 $10.3 0.53% Deposit Balances ($B) Balances Deposit $8.0 0.40% 0.47% $6.0 $4.0 0.20% $2.0 $- 0.00% Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Interest-Bearing Deposits DDAs Avg Cost of Deposits Total Funding Costs Growth Highlights • Deposit costs increased 18 bps during Q3-2018 and total funding costs increased 17 bps; compared to increases of 15 bps and 16 bps, respectively, in Q2-2018 • Increase in linked quarter deposits with growth in interest-bearing • Continued focus on cost-effective deposit growth 6

Non-interest Expense Quarterly Change NIE - Efficiency Increase/ • Changes in Salaries & Benefits components of change Non-interest expense ($MM) (Decrease) • Decrease in 123R expense mainly due to stock Q2 2018 $132.1 price Salaries and employee benefits – FAS 123R • Annual incentive accrual ramps generally (includes stock price changes) (1.2) higher in Q3 than Q2 Salaries and employee benefits – non-LTI • $2.8 million in severance payments related to incentives and annual incentive pool 2.2 organizational changes Salaries and employee benefits – FICA and • Efficiency ratio (excluding release of OREO valuation seasonal payroll related items .2 allowance) 53.6% for Q3-2018 compared to 53.1% for Q2-2018 Salaries and employee benefits – severance 2.8 • Decrease in OREO related costs related to OREO sale Salaries and employee benefits – salaries only .9 in Q3-2018; resulted in release of $2.0 million Net occupancy expense 1.0 valuation allowance recorded in Q1-2018 Legal and professional (.9) OREO related costs (2.0) All other – includes marketing, technology, FDIC insurance assessment, servicing related expenses 1.0 Q3 2018 $136.1 7

Asset Quality

Non-accrual loans	Q3 2018
Commercial	$ 104,957
Construction	–
Real estate	2,515
Consumer	60
Equipment leases	–
Total non-accrual loans	$ 107,532
Non-accrual loans as % of LHI excluding MF	.65%
Non-accrual loans as % of total LHI	.49%
OREO	79
Total Non-accruals + OREO	$ 107,611
Non-accrual loans + OREO as % of LHI excluding MF + OREO	.65%
Reserve to non-accrual loans	1.8x

NCO / Average Traditional LHI



1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.07%
0.10%
0.38%
0.21%
0.29%
2014
2015
2016
2017
Q3 2018

	2014	2015	2016	2017	Q3 2018
Combined Reserves/ Trad'l LHI	1.06%	1.28%	1.38%	1.26%	1.21%

Asset Quality Highlights

- Total credit cost of $11 million ($13.0 million provision, net $2.0 million reversal of OREO valuation allowance) for Q3-2018, compared to $27.0 million in Q2-2018 and $20.0 million in Q3-2017
- NCOs $2.0 million, or 5 bps of average LHI excluding MF loans, in Q3-2018 compared to $38.0 million, or 96 bps, in Q2-2018 and 30 bps in Q3-2017
- NPL ratio increased to .49% of total LHI
- Criticized loans to total capital decreased from 16.4% at Q3-2017 to 13.8% at Q3-2018

8

Texas Capital Bancshares, Inc.

Performance Summary - Quarterly (in thousands) Q3 2018 Q2 2018 Q1 2018 Q4 2017 Q3 2017 Net interest income $ 232,175 $ 231,712 $ 210,300 $ 210,649 $ 204,361 Non-interest income 25,518 17,279 19,947 19,374 19,003 Net revenue 257,693 248,991 230,247 230,023 223,364 Provision for credit losses 13,000 27,000 12,000 2,000 20,000 OREO write-down (2,000) - 2,000 6,111 - Non-interest expense 138,143 132,131 124,960 127,027 114,830 Income before income taxes 108,550 89,860 91,287 94,885 88,534 Income tax expense 22,998 18,424 19,342 50,143 29,850 Net income 85,552 71,436 71,945 44,742 58,684 Preferred stock dividends 2,438 2,437 2,438 2,437 2,438 Net income available to common shareholders $ 83,114 $ 68,999 $ 69,507 $ 42,305 $ 56,246 Diluted EPS $ 1.65 $ 1.38 $ 1.38 $ .84 $ 1.12 Net interest margin 3.70% 3.93% 3.71% 3.47% 3.59% ROA 1.31% 1.16% 1.22% .71% .99% ROE 14.68% 12.72% 13.39% 8.18% 11.20% ROE, excl. DTA write-off 14.68% 12.72% 13.39% 11.58% 11.20% Efficiency 52.8% 53.1% 55.1% 57.9% 51.4% Efficiency, excl. OREO write-down 53.6% 53.1% 54.3% 55.2% 51.4% 9

2018 Outlook Business 2018 Outlook v. 2017 Results Comments & Changes since July 18, Driver 2018 Average LHI Low to mid-teens percent growth - Average LHI – Low to mid-teens percent growth Increased from mid-single digit percent growth Mortgage Finance Loans held for sale $1.4 billion average Increased from $1.2 billion average (MCA) Average Deposits High single digit percent growth Decreased from low-teens percent growth Net Revenue Mid to high-teens percent growth - Net Interest 3.70% to 3.75% Increased from 3.60% to 3.70% Margin Provision Expense Low to mid-$60 million level - NIE Low-teens percent growth - Efficiency Ratio Low-50s - 10

Closing Comments • Continued strong earnings for 2018 with improvements in year to date operating leverage • Solid traditional LHI growth, up 8% year to date, with slower level in Q3-2018 as we are selective about growth areas in positioning our portfolio for through-the-cycle credit quality • Continued benefit from seasonal strength in Mortgage Finance asset balances in Q3-2018; Q4-2018 will reflect the normal seasonal weakness • Deposit levels increased, with growth concentrated in interest-bearing, and expected increase in deposit costs • More normalized provision for loan losses in Q3-2018 and in line with full year guidance • Focus on ROE • Continued strong focus on credit quality • Targeted approach in slowing pace of NIE growth • Leveraging treasury capabilities to improve funding mix over time • Positive impact from new corporate tax rate 11

Q&A 12

Appendix 13

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q3 2018		Q2 2018		Q3 2017	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 115,519	4.87%	$ 24,514	3.15%	$ 86,087	1.57%
Liquidity assets	1,901,759	1.96%	1,665,087	1.74%	2,588,998	1.25%
Loans held for sale	1,484,459	4.62%	1,516,047	4.50%	1,009,703	3.88%
LHI, mortgage finance	5,443,829	3.62%	4,898,411	3.85%	4,847,530	3.46%
LHI	16,331,622	5.48%	15,883,317	5.47%	14,427,980	4.92%
Total LHI, net of reserve	21,596,224	5.06%	20,592,490	5.14%	19,102,736	4.59%
Total earning assets	25,097,961	4.80%	23,798,138	4.86%	22,787,524	4.17%
Total assets	$25,975,915		$24,606,237		$23,501,302	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$12,852,883	1.61%	$11,654,506	1.36%	$10,260,243	.87%
Other borrowings	2,275,640	2.11%	2,113,391	1.93%	1,821,837	1.25%
Total long-term debt	395,025	5.45%	394,933	5.47%	394,662	5.15%
Total interest bearing liabilities	15,523,548	1.78%	14,162,830	1.56%	12,476,742	1.06%
Demand deposits	7,940,503		8,017,578		8,764,263	
Total deposits	20,793,386	.99%	19,672,084	.81%	19,024,506	.47%
Stockholders' equity	2,395,562		2,325,755		2,143,299	
Total liabilities and stockholders' equity	$25,975,915	1.07%	$24,606,237	.90%	$23,501,302	.56%
Net interest margin		3.70%		3.93%		3.59%
Total deposits and borrowed funds	$23,069,026	1.10%	$21,785,475	.92%	$20,846,343	.54%

14

Texas Capital Bancshares, Inc.

Average Balance Sheet - Quarterly (in thousands) QTD Average Q3/Q2 % YOY % Q3 2018 Q2 2018 Q3 2017 Change Change Total assets $25,975,915 $24,606,237 $23,501,302 6% 11% Loans held for sale 1,484,459 1,516,047 1,009,703 (2)% 47% Loans held for investment 16,331,622 15,883,317 14,427,980 3% 13% Loans held for investment, mortgage 5,443,829 4,898,411 4,847,530 finance 11% 12% Total loans held for investment 21,775,451 20,781,728 19,275,510 5% 13% Total loans 23,259,910 22,297,775 20,285,213 4% 15% Liquidity assets 1,901,759 1,665,087 2,588,998 14% (27)% Demand deposits 7,940,503 8,017,578 8,764,263 (1)% (9)% Total deposits 20,793,386 19,672,084 19,024,506 6% 9% Stockholders’ equity 2,395,562 2,325,755 2,143,299 3% 12% 15

Period End Balance Sheet (in thousands) Period End Q3/Q2 % YOY % Q3 2018 Q2 2018 Q3 2017 Change Change Total assets $27,127,107 $27,781,910 $24,400,998 (2)% 11% Loans held for sale 1,651,930 1,276,768 955,983 29% 73% Loans held for investment 16,569,538 16,536,721 14,828,406 0% 12% Loans held for investment, mortgage 5,477,787 5,923,058 5,642,285 (8)% (3)% finance Total loans held for investment 22,047,325 22,459,779 20,470,691 (2)% 8% Total loans 23,699,255 23,736,547 21,426,674 (0)% 11% Liquidity assets 2,615,570 3,288,107 2,357,537 (20)% 11% Demand deposits 7,031,460 7,648,125 8,263,202 (8)% (15)% Total deposits 20,385,637 20,334,871 19,081,257 0% 7% Stockholders’ equity 2,426,442 2,343,530 2,158,363 4% 12% 16